UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01   Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2018, Inpixon (the “Company”) convened its 2018 annual meeting of stockholders (the “Annual Meeting”) on October 31, 2018. At the Annual Meeting, the Company determined that it had not received sufficient votes to approve Proposal 3, which sought to approve an amendment to the Company’s Articles of Incorporation to increase its authorized shares of common stock from 250,000,000 to 1,000,000,000, and adjourned the Annual Meeting until November 15, 2018 in order to continue to solicit proxies only with respect to Proposal 3.

At the reconvened Annual Meeting, the Company determined to further adjourn the Annual Meeting until November 30, 2018, in order to continue to solicit proxies only with respect to Proposal 3 to approve the amendment of the Company’s Articles of Incorporation to increase its authorized shares of common stock from 250,000,000 to 1,000,000,000. The Annual Meeting will resume in order to hold a vote with respect to Proposal 3 on November 30, 2018 at the offices of the Company, located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303 at 10:00 a.m., local time.

The record date for the Annual Meeting has not changed, and only stockholders of record at the close of business on October 8, 2018, are entitled to vote at the reconvened meeting. The polls will remain open for voting during the adjournment period.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: November 15, 2018	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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